UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

Dominari Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41845	52-0849320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 22nd Floor

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 393-4540

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On June 24, 2026, Dominari Holdings Inc. (the “Company”), with the approval of the audit committee of the board of directors of the Company (the “Audit Committee”), dismissed CBIZ CPAs P.C. (“CBIZ CPAs”) as the Company’s independent registered public accounting firm.

As previously disclosed in a Current Report on Form 8-K filed on April 30, 2025, on April 25, 2025, Marcum LLP was dismissed, and CBIZ CPAs was appointed as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025.

For the period from April 25, 2025 through the date of CBIZ CPAs’ dismissal, the report of CBIZ CPAs on the financial statements did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, between the Company and CBIZ CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of CBIZ CPAs, would have caused CBIZ CPAs to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements.

For the period from April 25, 2025 through the date of CBIZ CPAs’ dismissal, there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K except for the following material weaknesses in our internal control over financial reporting related to: (i) the lack of personnel to ensure the books and records are closed accurately and on a timely basis, (ii) lack of sufficient review over the accounting for certain transactions recorded at fair value, (iii) the lack of appropriate segregation of duties, (iv) certain general information technology control deficiencies regarding user access provisioning and administrative access review, and (v) insufficient documentation to support and evidence the design and implementation of controls.

The Company provided CBIZ CPAs with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that CBIZ CPAs furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter furnished by CBIZ CPAs, dated June 26, 2026, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On June 24, 2026, the Company engaged Grassi & Co., CPAs, P.C. (“Grassi”) to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2026.

During the Company’s fiscal years ended December 31, 2025 and 2024, and during the interim period from the end of the most recently completed fiscal year through June 24, 2026, the date of engagement of Grassi, neither the Company nor anyone on behalf of the Company consulted with Grassi regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that Grassi concluded was an important factor considered by the Company in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv), and the related instructions thereto, and (v), respectively, of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter from CBIZ CPAs P.C. to the U.S. Securities and Exchange Commission, dated June 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINARI HOLDINGS INC.

Date: June 26, 2026	By:	/s/ Anthony Hayes
Anthony Hayes
Chief Executive Officer

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